UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2009

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 2, 2009, Insight Enterprises, Inc. (the "Company") filed a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission (the "SEC") regarding the late filing of its Annual Report on Form 10-K for the year ended December 31, 2008 (the "Annual Report"). On March 3, 2009, the Company received a Nasdaq Staff Deficiency Letter (the "Nasdaq Letter") indicating that the Company fails to comply with Marketplace Rule 4310(c)(14), which requires the timely filing of all reports and other documents filed or required to be filed with the SEC, because the Company has not yet filed its Annual Report. The Nasdaq Letter stated that, under the Marketplace Rules, the Company has 60 calendar days to submit a plan to regain compliance, and that if the plan is accepted, Nasdaq can grant the Company an exception of up to 180 calendar days from the due date of the Annual Report, or until August 31, 2009, to regain compliance. The Company intends to timely submit a plan to regain compliance.

On March 4, 2009, the Company issued a press release announcing the receipt of the Nasdaq Letter. A copy of that press release is attached as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

March 4, 2009	By:	Glynis A. Bryan

Name: Glynis A. Bryan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 4, 2009.